Exhibit 11

                                                     Number of Common                                             Diluted
                                                         and Common                         Basic Weighted       Weighted
Nine months ending September 30, 1998                Equivalent Shares  Days Outstanding    Average Shares    Average Shares
----------------------------------------------------------------------------------------------------------------------------
Common stock outstanding at January 1, 1998                 11,421,884               272        11,421,884        11,421,884
Issuance of Common Shares                                       86,432               264            83,890            83,890
Issuance of Common Shares                                      197,328               252           182,819           182,819
Issuance of Common Shares                                        2,561               247             2,326             2,326
Issuance of Common Shares                                        3,500               247             3,178             3,178
Issuance of Common Shares                                       20,000               237            17,426            17,426
Issuance of Common Shares                                          837               225               692               692
Issuance of Common Shares                                    2,300,000               219         1,851,838         1,851,838
Issuance of Common Shares                                        3,000               190             2,096             2,096
Exercise of Options                                             10,000               190             6,985             6,985
Issuance of Common Shares                                       22,458               184            15,192            15,192
Issuance of Common Shares                                      (10,000)               48            (1,765)           (1,765)
Issuance of Common Shares                                        4,288                43               678               678
Issuance of Common Shares                                       11,601                43             1,834             1,834
Issuance of Common Shares                                       48,154                43             7,613             7,613
Issuance of Common Shares                                      780,000                29            83,162            83,162
Issuance of Common Shares                                       (2,299)              117              (989)             (989)
Issuance of Common Shares                                          155               138                79                79
Exercise of Options                                             88,967               140            45,792            45,792
Exercise of Options                                             30,400               126            14,082            14,082
Exercise of Options                                                715               112               294               294
                                                            ----------------------------------------------------------------
                                                            ----------                        ------------------------------
   Total Primary Shares                                     15,019,981                          13,739,106        13,739,106
                                                            ==========                        ==============================
                                                                                                                ------------
Assumed Conversion of Notes and Debentures                                                              --         5,251,604
                                                                                                                ============
Assumed Conversion of Options and Warrants                                                              --                --
                                                                                              ------------------------------
Basic Shares                                                                                    13,739,106
                                                                                              ------------
Diluted Shares                                                                                                    18,990,710
                                                                                                                ------------

   Net Income for the nine months ended September 30, 1998                                    $(61,828,814)      (61,828,814)
   Addback Interest:                                                                                    --         2,542,756
                                                                                              ------------------------------
                                                                                               (61,828,814)      (59,286,058)
   Basic Earnings per Share                                                                   $      (4.50)
                                                                                              ============
   Diluted Earnings per Share                                                                                   $      (4.50)
                                                                                                                ============
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